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                                                                EXHIBIT 23.4


                     [BAIRD, KURTZ & DOBSON LETTERHEAD]


                     CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Southern Belle Dairy Company
Somerset, Kentucky


We consent to the inclusion in this amended registration statement of Broughton Foods Company on Form S-1 of our report dated July 25, 1996, on our audits of the financial statements of SOUTHERN BELLE DAIRY COMPANY as of June 1, 1996, and for each of the two years in the period ended June 1, 1996. We also consent to the reference to our firm under the caption "Experts" included in the registration statement.





                                   /s/ BAIRD, KURTZ & DOBSON


Bowling Green, Kentucky
December 8, 1997